Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC WORLDWIDE TEAMSTER EMPLOYEES RATIFY CONTRACT

Contract Extended to March 2019, Includes New Operating Flexibilities and

Customer Service Enhancements

OVERLAND PARK, Kan., January 27, 2014 – YRC Worldwide Inc. (NASDAQ: YRCW) announced today that its employees represented by the International Brotherhood of Teamsters (IBT) overwhelmingly ratified an extension of its collective bargaining agreement to March 2019.

“My deepest thanks to our employees for their continued commitment to moving YRC Worldwide forward and putting us on the road to once again becoming a North American LTL industry leader. With this MOU extension, we took another significant step toward providing our employees the job security they deserve while providing our prospective lenders and equity investors the path they need for the company to achieve a complete recapitalization and achieve a healthy capital structure,” stated James Welch, chief executive officer of YRC Worldwide. “The five-year extension includes important customer service enhancements, cost savings and a profit sharing plan for eligible IBT employees that is dependent on operating performance and our ability to become more competitive in the market place,” added Welch.

“We now move ahead with some of the most experienced transportation professionals in the industry and a more competitive wage and benefits package that will enable us to attract new members to our growing team. YRC Freight, Holland, Reddaway and New Penn emerge from this process with a renewed focus on achieving best-in-class performance in order to deliver great operating results for customers, employees and shareholders,” concluded Welch.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that actual efficiencies from the new agreement, results of the contingencies to obtaining the efficiencies, closing of the proposed equity transaction discussed in this news release, our ability to restructure our pension fund debt and refinance our senior debt, and the overall results of our refinancing strategy, including the amount our existing stockholders will be diluted, will be determined by a number of factors, including (among others) those risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s reports on Forms 10-K and 10-Q and the company’s Current Report on Form 8-K filed on December 9, 2013. Further, the company cannot provide you with any assurances that the efficiencies will be achieved, that the conditions contained in the definitive agreements related to the proposed equity transaction will be satisfied or that the proposed equity transaction, the pension fund debt restructuring or the senior debt refinancing can be completed in the timeframes required under the company’s various agreements with its stakeholders, if at all. In addition, even if all the contemplated transactions are completed, the company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others) the risk factors that are from time to time included in the company’s aforementioned reports.

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is the holding company for a portfolio of successful companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact:	Stephanie Fisher 913-696-6108 investor@yrcw.com

Media Contact:	Suzanne Dawson LAK Public Relations, Inc. 212-329-1420 sdawson@lakpr.com